Exhibit 4.53
Supplemental Loan Agreement

Borrower (Party A):	Zastron Electronic (Shenzhen) Co., Ltd.
Address:	Gu Su Industrial Estate, Xixiang, Baoan, Shenzhen
Postal Code:	518126

Lender (Party B):	Zastron Precision-Tech Limited
Address:	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman
KY1 -1111, Cayman Islands
Whereas,
(1)	A Loan Agreement (“Former Loan Agreement”) was made and entered into by and between Party A and Party B on 30th March, 2004, wherein, Party A borrowed USD18,660,000 and the loan term of one year, from 31st March 2004 to 30th March 2005;

(2)	Afterwards, several Supplemental Loan Agreements were entered into by and between both Party A and Party B upon consensus through consultation to defer the repayment deadline. In accordance with the Supplemental Loan Agreement signed on 5th September 2007, the maturity date for loan was 30th March 2008.

(3)	Upon consultation, both Party A and Party B enter into the Agreement in the purpose of extending the repayment deadline in the Former Loan Agreement by one year, in order to jointly abide by and implement.

Article 1	Loan Term
Party A and Party B now consent to re-extend the Loan Term in Article 3 under the Former Loan Agreement by one year, and shall start from 31st March 2008 to 30th March 2009.

Article 2	Validity of the Aforesaid Agreement
The Loan Term in the Former Loan Agreement is modified, and all terms and conditions therein continue to be effective.

Article 3	Coming into Effect of the Agreement
This Agreement comes into effect upon the signing by Statutory Representative (Principal) or Authorized Agent designated by Party A and Party B hereof and the affixation of respective official seal.

Article 4	This Agreement shall be made in triplicate and automatically become null and void upon the repayment of the principal by Party A.

Article 5	The Agreement shall comply with the Regulations for Foreign Exchange Control of the People’s Republic of China.
Party A (Official Seal): Zastron Electronic (Shenzhen) Co., Ltd.
Statutory Representative or Authorized Agent (Signature):
(Seal)
(Signature)
3rd April 2008
Party B (Official Seal): Zastron Precision-Tech Limited
Representative (Member of Board) or Authorized Agent (Signature):

For and on behalf of
Zastron Precision-Tech Limited

(Signature) Authorized Signature (illegible)
3rd April 2008